UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210

Pleasanton, CA 94566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, the Board of Directors of Energous Corporation (“Company”) appointed Cesar Johnston as the Company’s Chief Operating Officer and Executive Vice President of Engineering. Mr. Johnston joined the Company in July 2014 as its Senior Vice President of Engineering, and in 2018 was appointed its Executive Vice President of Engineering and Operations. As Chief Operating Officer and Executive Vice President of Engineering, Mr. Johnston will continue to lead the Company’s engineering organization, while taking on oversight of the regulatory function and assuming other operational responsibilities as the Company aligns its focus on regulatory compliance associated with commercialization of its wireless charging 2.0 technology. Prior to joining Energous, Mr. Johnston was Vice President of Engineering for Wireless Connectivity at Marvell Semiconductor, where he was responsible for research and development of all Wi-Fi, Bluetooth, Frequency Modulation (FM), and Near-Field Communication (NFC) products. Prior to Marvell, Johnston was a senior director at Broadcom Inc. He is a recognized pioneer in the technology development of multiple first-of generations of wireless products. Johnston received both a B.S. and M.S. in Electrical Engineering from the NYU Tandon School of Engineering, he is an IEEE Senior Member, he has written over 40 conference and journal papers, and he holds 21 patents.

In connection with this appointment, Mr. Johnston was granted restricted stock units covering 65,000 shares, vesting vest in equal increments quarterly for a two-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: April 3, 2019	By:	/s/ Brian Sereda
Brian Sereda
Senior Vice President and Chief Financial Officer

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